UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or 12(g) of the

Securities Exchange Act of 1934

CUBIST PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	22-3192085
(State of Incorporation)	(I.R.S. Employer Identification No.)

65 Hayden Avenue
Lexington, Massachusetts	02421
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Contingent Value Rights	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-190851

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1.                          Description of Registrant’s Securities to be Registered.

The description of the Contingent Value Rights included under the caption “Description of the CVRs” in the registrant’s prospectus, which constitutes a part of the registrant’s Registration Statement on Form S-4 (Registration No. 333-190851), filed with the Securities and Exchange Commission on August 27, 2012 pursuant to the Securities Act of 1933, as amended, is hereby incorporated by reference.

Item 2.                          Exhibits.

4.1                                                Contingent Value Rights Agreement, dated as of October 24, 2013, by and between Cubist Pharmaceuticals, Inc. and American Stock Transfer & Trust Company, LLC, as trustee, which includes the Form of CVR Certificate as Annex A.

Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: October 24, 2013	Cubist Pharmaceuticals, Inc.

	By:	/s/ Michael W. Bonney
Michael W. Bonney
Chief Executive Officer

[Signature page to Form 8-A]

Exhibit No.	Description
4.1

Contingent Value Rights Agreement, dated as of October 24, 2013, by and between Cubist Pharmaceuticals, Inc. and American Stock Transfer & Trust Company, LLC, as trustee, which includes the Form of CVR Certificate as Annex A.